Meridian Insurance
Group, Inc.
2955 North Meridian Street
P. O. Box 1980
Indianapolis, Indiana 46206

This proxy is solicited on behalf of the Board of Directors of the Corporation.

     The  undersigned hereby  appoints David   M.   Kirr,  John  T.
Hackett,  and  Norma   J. Oman  and  each  of them, proxies, with full
power of substitution, to vote as designated below all shares of Meridian Insurance Group, Inc., which the undersigned would be
entitled  to  vote  if personally   present
at the Annual Meeting of Shareholders to be held on May 1, 1996, at 2:00 p.m. EST, and at any adjournment thereof.

1.   ELECTION OF DIRECTORS

 ___ FOR all nominees listed below             ___ WITHHOLD AUTHORITY
    (except as marked to the contrary below)     to vote for all
    nominees

        Harold C. McCarthy, Sarah W. Rowland, and Van P. Smith
        (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2.   PROPOSAL TO APPROVE EMPLOYEE INCENTIVE STOCK PLAN

 ___ FOR             ___  AGAINST         ___ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         (continued and to be signed on other side)
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

Please sign exactly as name appears below.  When
shares are  held  as  joint tenants, both should
sign.   When signing  as attorney, executor,
administrator, trustee, or  guardian,  please give
full title as  such.   If  a corporation,  please
sign in full  corporate  name  by President   or
other  authorized   officer.    If   a partnership,
please  sign  in  partnership   name   by authorized
person.


Signature _______________________  ____________________________
                                   (Signature if held jointly)
                                   Dated               , 1996
                                   PLEASE MARK, SIGN, DATE, AND
                                   RETURN THE PROXY CARD PROMPTLY
                                   USING THE ENCLOSED ENVELOPE.

                                   REVOCABLE
                                   PROXY